Exhibit 99.2

 Q1 2022 EarningsApril 28, 2022

 These materials contain forward-looking statements,including statements regarding: assumptions underlying the Company's future financial performance; future operations; future growth opportunities and expectations; expectations for future revenue performance; expectations for the macro environment; assumptions regarding future fuel prices; assumptions regarding the number of fully diluted shares outstanding; and expectations for volumes. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in these materials, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” "will" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact the Company’s employees, business, results of operations and financial condition in excess of current expectations, particularly with respect to demand for worldwide travel; the impact of fluctuations in fuel prices and fuel spreads in the Company’s international markets, including the resulting impact on the Company’s revenues and net income; the failure to maintain or renew key customer and partner agreements and relationships, or to maintain volumes under such agreements; breaches of, or other issues with, the Company’s technology systems or those of its third-party service providers and any resulting negative impact on its reputation, liabilities or relationships with customers or merchants; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the effects of general economic conditions, including a decline in demand for fuel, travel related services, or healthcare services, and payment and transaction processing activity; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; changes in interest rates and the rate of inflation; the ability to attract and retain employees; limitations on or compression of interchange fees; the impact and size of credit losses; the success of the Company’s recently announced Executive Leadership Team and strategic reorganization; the effects of the Company’s business expansion and acquisition efforts; the failure of corporate investments to result in anticipated strategic value; the failure to comply with the Treasury Regulations applicable to non-bank custodians; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or to realize anticipated synergies and cost savings from such acquisitions; unexpected costs, charges, or expenses resulting from an acquired company or business; the impact of changes to the Company’s credit standards; the impact of foreign currency exchange rates on the Company’s operations, revenue and income;the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s debt instruments on the Company’s operations; the impact of leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of the Company’s convertible notes or otherwise; the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our annual report for the year ended December 31, 2021, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2022. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of these materials and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.Non-GAAP Information:For additional important information and disclosure regarding our use of non-GAAP metrics, specifically adjusted net income, please see our most recent earnings release, issued on April 28, 2022. See the Appendix to this presentation for an explanation and reconciliation of (i) GAAP operating income to non-GAAP total segment adjusted operating income, (ii) GAAP operating income to non-GAAP adjusted operating income to GAAP operating income, (iii) non-GAAP adjusted net income attributable to shareholders (or "adjusted net income" or “ANI”) to GAAP net income attributable to shareholders, and (iv) ANI per diluted share to GAAP net income per diluted share.Note: The Company rounds amounts in the consolidated financial statements to thousands and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate exactly based on reported numbers due to rounding.  Forward Looking Statements

Q1 2022 Highlights

Quarterly Highlights

- Record revenue - more than $20M above previous record high - and record high adjusted net income per diluted share
- Strong new customer signings in each line of business
- Revenue and adjusted net income growth above long term targets
- FLUME launched - a new integrated software and payment solution
- Q1 record travel volumes
- Increase of $105 million in revenue and $1.20 adjusted net income per diluted share at midpoint of updated full year guidance

New Business Wins and Renewals

Crown Commercial Service

TravelCenters of America

Commerce Bank

$517.5M
Q1 2022 Revenue

+26%
vs. Q1 2021

$2.88
Q1 2022 Adjusted Net Income Per Diluted Share

+61%
vs. Q1 2021

$44.8B
Q1 2022 Total Volume*

+50%
vs. Q1 2021

*Total Volume includes purchases on WEX issued accounts as well as purchases issued by others, but using the WEX platform.

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         4  Fleet Solutions  Travel & Corporate Solutions  Health & Employee Benefits Solutions  WEX  Q1 2022 Revenue and Adjusted Operating Income Margin by Segment          31%  9%  26%  26%  * Slides 15 and 16 in the Appendix show a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis.  On a comparable basis, revenue growth in Q1 was 47% *

 Q1 2022 Financial Results

 NM = Not meaningful  Company Results Q1 2022  (In thousands except per share data)  1Q22  1Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $517,535  $410,757  $106,778   26 %            Net income (loss) attributable to shareholders  $122,763  $(2,565)  $125,328  NM  Net income (loss) attributable to shareholders per diluted share  $2.71  $(0.06)  $2.77  NM            Adjusted net income attributable to shareholders  $131,055  $81,274  $49,781   61 %  Adjusted net income attributable to shareholders per diluted share  $2.88  $1.79  $1.09   61%

 Revenue Breakdown Q1 2022  In thousands unless otherwise noted  Slides 15 and 16 in the appendix show a comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis.     1Q22  1Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Revenue  $517,535  $410,757  $106,778   26 %  Segment Revenue:          Fleet Solutions  $319,139  $243,837  $75,302   31 %  Travel and Corporate Solutions  $77,251  $70,642  $6,609   9 %  Health and Employee Benefit Solutions  $121,145  $96,278  $24,867   26 %  More than 80% of the total revenue is recurring in naturerecurring revenue includes payment processing and account servicing revenue, revenue from our factoring business, transaction processing fees and other smaller items.

 In thousands unless otherwise noted      Fleet Solutions    1Q22  1Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)   319,139    243,837    75,302    31 %  Payment Processing Revenue ($)   151,906    110,576    41,330    37 %  Finance Fee Revenue ($)   78,405    51,840    26,565    51 %  All Other Revenue ($)   88,828    81,421    7,407    9 %            Total Volume ($)*   21,704,292    13,677,421    8,026,871    59 %  Payment Processing Transactions   132,663    118,389    14,274    12 %  Net Payment Processing Rate (%)   1.06%   1.20%   (0.14) %   (12) %  Average US Fuel Price ($/gallon)   3.95    2.72    1.23    45 %  Net Late Fee Rate (%)   0.44%   0.45%   (0.01) %   (2) %  * Total Volume includes purchases on WEX issued accounts as well as purchases issued by others, but using the WEX platform.

 Travel and Corporate Solutions  In thousands unless otherwise noted  Slides 15 and 16 in the appendix show comparable revenue presentation for periods prior to Q4 2021 as if the revenue for one customer was on a net basis.     1Q22  1Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)   77,251    70,642    6,609    9 %  Payment Processing Revenue ($)   65,075    57,248    7,827    14 %  All Other Revenue ($)   12,176    13,394    (1,218)    (9) %            Total Volume ($)*   20,064,856    13,339,335    6,725,521    50 %  Purchase Volume ($)   11,809,450    6,107,675    5,701,775    93 %  Net Interchange Rate (%)   0.55%   0.94%   (0.39) %   (41) %  *Total Volume includes purchases on WEX issued accounts as well as purchases issued by others, but using the WEX platform.

 In thousands unless otherwise noted  Health and Employee Benefit Solutions    1Q22  1Q21  $ ∆ Yr/Yr  % ∆ Yr/Yr  Total Segment Revenue ($)   121,145    96,278    24,867    26 %  Payment Processing Revenue ($)   22,497    20,565    1,932    9 %  Account Servicing Revenue ($)   86,740    67,945    18,795    28 %  All Other Revenue ($)   11,908    7,768    4,140    53 %            Total Volume ($)*   3,063,242    2,851,869    211,373    7 %  Purchase Volume ($)   1,630,218    1,484,226    145,992    10 %  Average Number of SaaS Accounts   17,847    15,513    2,334    15%  *Total Volume includes purchases on WEX issued accounts as well as purchases issued by others, but using the WEX platform.

Selected Operating Expenses

Operating Expenses (GAAP)



$ (Millions)
193.1
202.2
202.4
157.8
1Q22
1Q21
Cost of services
Selling general and administrative

Segment Adjusted Operating Income Margin (1)		
	Three months ended March 31,	
	2022	2021
Fleet Solutions	50.2%	48.5%
Travel and Corporate Solutions	36.7%	9.9%
Health and Employee Benefit Solutions	29.3%	31.7%
Adjusted operating income margin	39.2%	34.0%

Key Takeaways

- Increase in Fleet Solutions segment adjusted operating income margin reflects revenue growth, higher fuel prices and operating leverage in expense base
- Increase in Travel and Corporate Solutions segment adjusted operating income margin reflects additional benefits from eNett and Optal synergies, scale from increased revenue, and benefit from change to net revenue presentation for one significant customer
- Decrease in Health and Employee Benefit Solutions segment adjusted operating income margin reflects the acquisition of benefitexpress in June 2021
- Unallocated Corporate costs as a percentage of total revenue were relatively flat

(1) Segment adjusted operating income margin is derived by dividing segment adjusted operating income by the revenue of the corresponding segment (or the entire Company for adjusted operating income margin). See the Appendix to the presentation for a reconciliation of GAAP operating income to total segment adjusted operating income and adjusted operating income.

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 Additional Balance Sheet Items      1 Corporate cash is calculated in accordance with the terms of our consolidated leverage ratio in the Company’s Amended and Restated Credit Agreement as filed with the SEC2 Total financing debt includes drawn amounts on Revolving Line of Credit, Term A, Term B and Convertible Notes    $ millions  $ millions  Key TakeawaysCorporate cash1 balance was approximately $156 millionRemaining borrowing capacity of $698 million on credit facilityLeverage ratio, as defined in the credit agreement, was 3.3X, down from 3.4X in Q4 last year        2

Updated Guidance

	Q2 2022 Outlook	% Change Year over Year	FY 2022 Outlook	% Change Year over Year
Revenue (in millions)	**$555 - $565**	21% - 23%	**$2,155 - $2,195**	16% - 19%
Adjusted Net Income (in millions) [1]	**$154 - $159**	89% - 96%	**$569 - $588**	37% - 42%
Adjusted Net Income per Diluted Share [1]	**$3.35- $3.45**	87% - 93%	**$12.40 - $12.80**	36% - 40%
Assumed Average Domestic Fuel Price ($/Gallon)	**$4.46**	47%	**$4.13**	33%
Fleet Credit Loss (Basis Points)	**10 - 15**		**10 - 15**	
Assumed Adjusted Net Income Tax Rate	**25% - 26%**		**25% - 26%**	
Assumed Number of Diluted Shares Outstanding	**47.5 million**		**47.5 million**	

1 The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition related intangible amortization, other acquisition and divestiture related items, stock-based compensation, other costs, debt restructuring and debt issuance cost amortization, non-cash adjustments related to tax receivable agreement, and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in predicting the amounts to be adjusted, including but not limited to, foreign currency exchange rates, unrealized gains and losses on derivative instruments, and acquisition and divestiture related items, which may have a significant impact on our financial results.

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 Appendix

Travel and Corporate Solutions Segment Revenue, Margin, Volume and Net Interchange Rate - Adjusted


Travel and Corporate Solutions Adjusted Revenue and Operating Income Margin
$100,000
$50,000
$—
Revenue, net basis for all periods ($M)
$52,386
$61,133
$77,713
$81,512
$77,251
50.0%
25.0%
—%
Adjusted Margin
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Travel and Corporate Solutions Revenue, Adjusted
Travel and Corporate Solutions Adjusted Operating Income Margin, Adjusted


Travel and Corporate Payments Volume and Adjusted Net Interchange Rate
$16,000
$8,000
$—
Purchase Volume ($M)
1.00%
0.50%
—%
Net Interchange Rate (Adjusted)
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Travel purchase volume
Travel net interchange rate
Blended net interchange rate
Corporate payments purchase volume
Corporate payments net interchange rate

Key Takeaways

- For comparative purposes, graphs show revenue, net interchange rate and adjusted operating income margin in all periods as if a specific customer contract was reported on a net basis to reflect accounting change implemented in Q4 2021
- Segment adjusted operating income margin in Q1 2022 was 36.7% up from 9.9% a year ago or 13.4% on a comparable basis for the change noted above
- Segment revenue remained stable despite seasonally lower travel volume
- Q1 2022 decline in operating income margin and net interchange rate vs Q4 2021 was due to benefit of card network incentives received in Q4 and increase in AvidXchange volume, as expected

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Impacts of Amended Contract on Travel and Corporate Solutions Segment

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Reported:					
Volume	$ 6,107,675	$ 8,736,019	$ 12,799,555	$ 10,916,015	$ 11,809,450
Net interchange rate**	0.94 %	0.78 %	0.62 %	0.63 %	0.55 %
Revenue	$ 70,642	$ 81,762	$ 91,002	$ 81,512	$ 77,251
Adjusted operating expenses	$ 63,627	$ 64,605	$ 59,945	$ 49,881	$ 48,921
Adjusted operating income	$ 7,015	$ 17,157	$ 31,057	$ 31,631	$ 28,330
% margin**	9.9 %	21.0 %	34.1 %	38.8 %	36.7 %

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Adjusted:					
Volume	$ 6,107,675	$ 8,736,019	$ 12,799,555	$ 10,916,015	$ 11,809,450
Net interchange rate**	0.64 %	0.55 %	0.52 %	0.63 %	0.55 %
Revenue	$ 52,386	$ 61,133	$ 77,713	$ 81,512	$ 77,251
Adjusted operating expenses	$ 45,371	$ 43,976	$ 46,656	$ 49,881	$ 48,921
Adjusted operating income	$ 7,015	$ 17,157	$ 31,057	$ 31,631	$ 28,330
% margin**	13.4 %	28.1 %	40.0 %	38.8 %	36.7 %

** Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer. This table reflects the contract calculated under both accounting presentations. To make the adjusted calculation, the following numbers which represent the effect of the accounting presentation change, were subtracted from both the Revenue and Adjusted operating expenses line items in the Reported table to arrive at the numbers in the same line items on the Adjusted table: $18,256 in Q1 2021, $20,629 in Q2 2021, and $13,289 in Q3 2021.

Key Takeaways

- Accounting presentation changed in Q4 2021 from gross revenue recognition to net, with a corresponding change in sales and marketing costs for one significant customer
- There is no impact on earnings from this change

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Non-GAAP Reconciliation  Reconciliation of GAAP Operating Income to Total Segment Adjusted Operating Income and Adjusted Operating Income          Three months ended March 31,      In thousands   2022    2021  Operating income  $ 122,274     $ 50,541   Unallocated corporate expenses   21,011      16,209   Acquisition-related intangible amortization    42,719      42,454   Other acquisition and divestiture related items   4,540      14,796   Stock-based compensation   25,220      18,943   Other costs   8,179      12,237   Debt restructuring costs   (12)     637   Total Segment adjusted operating income  $ 223,931     $ 155,817   Unallocated corporate expenses   (21,011)     (16,209)  Adjusted operating income  $ 202,920     $ 139,608

 Non-GAAP Reconciliation    Three Months Ended March 31,                2022        2021      In thousands except per diluted share data      per diluted share        per diluted share  Net income (loss) attributable to shareholders  $ 122,763     $ 2.71     $ (2,565)    $ (0.06)  Unrealized gain on financial instruments   (49,827)     (1.10)     (7,033)     (0.16)  Net foreign currency (gain) loss   (5,006)     (0.11)     2,755      0.06   Change in fair value of contingent consideration   16,600      0.37      —      —   Acquisition–related intangible amortization   42,719      0.94      42,454      0.96   Other acquisition and divestiture related items   4,540      0.10      14,796      0.33   Stock–based compensation   25,220      0.56      18,943      0.43   Other costs   8,179      0.18      12,237      0.28   Debt restructuring and debt issuance cost amortization   3,279      0.07      5,092      0.11   ANI adjustments attributable to non–controlling interests   (34,587)     (0.76)     23,800      0.54   Tax related items   (2,825)     (0.07)     (29,205)     (0.66)  Dilutive impact of stock awards1   —      —      —      (0.04)  Dilutive impact of convertible debt 2   —      (0.01)     —      —   Adjusted net income attributable to shareholders  $ 131,055     $ 2.88     $ 81,274     $ 1.79   2 During the quarter ended March 31, 2022, the dilutive impact of convertible notes has been calculated under the 'if-converted' method in accordance with GAAP. Under such method, $3.8 million of interest expense associated with our convertible notes, net of tax, was added back to adjusted net income and approximately 1.6 million shares of the Company’s common stock associated with the assumed conversion of the convertible notes as of the beginning of the period were included in the calculation of adjusted net income per diluted share, as the effect of including such adjustments was dilutive.  1 As the Company reported a net loss for the three months ended March 31, 2021 under U.S. Generally Accepted Accounting Principles (“GAAP”), the diluted weighted average shares outstanding equals the basic weighted average shares outstanding for that period. The non-GAAP adjustments described above resulted in adjusted net income attributable to shareholders for the three months ended March 31, 2021. Therefore, dilutive common stock equivalents have been included in the calculation of adjusted diluted weighted average shares outstanding to arrive at adjusted per share data.

 The Company's non-GAAP adjusted net income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock-based compensation, other costs, unrealized gains and losses on financial instruments, net foreign currency gains and losses, change in fair value of contingent consideration, debt issuance cost amortization, other adjustments attributable to non-controlling interests, and tax related items.The Company's non-GAAP adjusted operating income excludes acquisition-related intangible amortization, other acquisition and divestiture related items, debt restructuring costs, stock-based compensation and other costs. Total segment adjusted operating income incorporates these same adjustments and further excludes unallocated corporate expenses.Although adjusted net income, adjusted operating income and total segment adjusted operating income are not calculated in accordance with GAAP, these non-GAAP measures are integral to the Company's reporting and planning processes and the chief operating decision maker of the Company uses segment adjusted operating income to allocate resources among our operating segments. The Company considers these measures integral because they exclude the above specified items that the Company's management excludes in evaluating the Company's performance. Specifically, in addition to evaluating the Company's performance on a GAAP basis, management evaluates the Company's performance on a basis that excludes the above items because: Exclusion of the non-cash, mark-to-market adjustments on financial instruments, including interest rate swap agreements and investment securities, helps management identify and assess trends in the Company’s underlying business that might otherwise be obscured due to quarterly non-cash earnings fluctuations associated with these financial instruments. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; Net foreign currency gains and losses primarily result from the remeasurement to functional currency of cash, accounts receivable and accounts payable balances, certain intercompany notes denominated in foreign currencies and any gain or loss on foreign currency hedges relating to these items. The exclusion of these items helps management compare changes in operating results between periods that might otherwise be obscured due to currency fluctuations; The change in fair value of contingent consideration, which is related to the acquisition of certain contractual rights to serve as custodian or sub-custodian to HSAs, is dependent upon changes in future interest rate assumptions and has no significant impact on the ongoing operations of the Company. Additionally, the non-cash, mark-to-market adjustments on financial instruments are difficult to forecast accurately, making comparisons across historical and future quarters difficult to evaluate; The Company considers certain acquisition-related costs, including certain financing costs, investment banking fees, warranty and indemnity insurance, certain integration-related expenses and amortization of acquired intangibles, as well as gains and losses from divestitures to be unpredictable, dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired or divested business or the Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs. The Company believes that excluding acquisition-related costs and gains or losses on divestitures facilitates the comparison of our financial results to the Company’s historical operating results and to other companies in our industry; Stock-based compensation is different from other forms of compensation, as it is a non-cash expense. For example, a cash salary generally has a fixed and unvarying cash cost. In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to the Company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time; Other costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. This also includes costs related to certain identified initiatives, including technology initiatives, to further streamline the business, improve the Company’s efficiency, create synergies, and globalize the Company’s operations, all with an objective to improve scale and efficiency and increase profitability going forward. For the three months ended March 31, 2021, other costs additionally include a penalty incurred on a vendor contract termination; Debt restructuring and debt issuance cost amortization are unrelated to the continuing operations of the Company. Debt restructuring costs are not consistently occurring and do not reflect expected future operating expense, nor do they provide insight into the fundamentals of current or past operations of our business. In addition, since debt issuance cost amortization is dependent upon the financing method, which can vary widely company to company, we believe that excluding these costs helps to facilitate comparison to historical results as well as to other companies within our industry;The adjustments attributable to non-controlling interests, including adjustments to the redemption value of a non-controlling interest, have no significant impact on the ongoing operations of the business; The tax related items are the difference between the Company’s GAAP tax provision and a pro forma tax provision based upon the Company’s adjusted net income before taxes as well as the impact from certain discrete tax items. The methodology utilized for calculating the Company’s adjusted net income tax provision is the same methodology utilized in calculating the Company’s GAAP tax provision; andThe Company does not allocate certain corporate expenses to our operating segments, as these items are centrally controlled and are not directly attributable to any reportable segment.For the same reasons, WEX believes that adjusted net income, adjusted operating income and total segment adjusted operating income may also be useful to investors when evaluating the Company's performance. However, because adjusted net income, adjusted operating income and total segment adjusted operating income are non-GAAP measures, they should not be considered as a substitute for, or superior to, net income, operating income or cash flows from operating activities as determined in accordance with GAAP. In addition, adjusted net income, adjusted operating income and total segment adjusted operating income as used by WEX may not be comparable to similarly titled measures employed by other companies.   Non-GAAP Reconciliation